Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT CORP. RELEASES THIRD-QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

PITTSBURGH, May 6, 2024 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR), a global leader in materials, networking, and lasers, announced today the financial results for its third quarter of fiscal year 2024. These results have been posted as a letter to shareholders on the Investor Relations section of its website at coherent.com/company/investor-relations.

A conference call to discuss these results with Chair and CEO Dr. Vincent D. (Chuck) Mattera, Jr., and members of the management team will be held on Tuesday, May 7, 2024, at 8:00 a.m. ET. Individuals wishing to listen to the live webcast of the call can access the event at the company’s website by visiting coherent.com/company/investor-relations. The call will be recorded, and a replay will be available for a limited time.

The shareholder letter sets forth detailed financial information and disclosures for the company and is designed to provide greater insight into the company’s operating performance and outlook in advance of the earnings call. This format allows more time for questions and answers on the earnings call.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact

Paul Silverstein

Vice President, Investor Relations & Corporate Communications

investor.relations@coherent.com

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coherent.com | T. 724 352 4455	1